UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 7, 2014 (July 2, 2014)

GENCO SHIPPING & TRADING LIMITED
(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-33393	98-043-9758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 12th Floor New York, NY	10171 (Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy or Receivership.

As previously reported, on April 21, 2014, Genco Shipping & Trading Limited (the “Company” or “Genco”) and its subsidiaries other than Baltic Trading Limited and its subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief (the “Chapter 11 Cases”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), Lead Case No. 14-11108 (SHL).

Confirmation of Plan of Reorganization

On July 2, 2014, the Bankruptcy Court entered an order [Docket No. 322] (the “Confirmation Order”), attached hereto as Exhibit 2.1, confirming the revised First Amended Prepackaged Plan of Reorganization of the Debtors Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 284] (the “Plan”).  The Plan incorporates by reference certain documents filed with the Bankruptcy Court as part of the “Plan Supplement,” as the same have been amended from time to time prior to confirmation of the Plan.  The Plan and all documents included in the Plan Supplement are available free of charge at www.gencorestructuring.com.  A copy of the Plan is attached hereto as Exhibit 2.2.

The Plan is not yet effective.  Consummation of the Plan is subject to the satisfaction of certain conditions. The date on which all conditions to the effectiveness of the Plan have been satisfied or waived will be the “Effective Date” of the Plan.

The following is a summary of certain provisions of the Plan, as confirmed by the Bankruptcy Court pursuant to the Confirmation Order, and is not intended to be a complete description of the Plan. The following summary is qualified in its entirety by reference to the full text of the Plan (including the Plan Supplement). Capitalized terms used but not defined in this report on Form 8-K shall have the meanings given to them in the Plan.

The key components of the Plan are as follows:

•	The conversion of 100% of the Claims under the Prepetition 2007 Facility into 81.1% of the New Genco Common Stock (subject to dilution by the warrants issued under the Plan). Holders of Prepetition 2007 Facility Claims were also entitled to subscribe to and purchase up to 80% of the New Genco Common Stock being offered under the Rights Offering. Each Right entitles its holder to purchase one share of New Genco Common Stock at a subscription price of $18.62537.

•	100% of the Claims under the Convertible Notes will be converted into 8.4% of the New Genco Common Stock (subject to dilution by the warrants issued under the Plan). Holders of Convertible Note Claims were also entitled to subscribe to and purchase up to 20% of the New Genco Common Stock being offered under the Rights Offering.

•	Equity Interests in Genco will receive the New Genco Equity Warrants from amounts otherwise distributable to the Prepetition 2007 Facility Lenders and the holders of the Convertible Notes in exchange for the cancellation or surrender of Equity Interests in Genco.

•	Equity Interests in Genco will be cancelled as of the Effective Date, and holders of such Equity Interests in Genco will receive no distribution other than the New Genco Equity Warrants, which are being provided to holders of Equity Interests in exchange for the surrender or cancellation of their Equity Interests in Genco. The New Genco Equity Warrants will be warrants to purchase 6% of New Genco Common Stock (subject to dilution) exercisable for a period of 7 years from the Effective Date at a cashless strike price of $20.99 at a total implied equity value of $1,295 million.

•	Establishment of a Management Incentive Program that provides officers, directors and other management with 1.8% equity of the New Genco Common Stock (subject to dilution) and three tiers of warrants with staggered strike prices based on increasing equity values.

•	Holders of Allowed General Unsecured Claims, including Allowed Claims of trade vendors, suppliers, customers and charterers, per the approval by the Bankruptcy Court, have been be paid in full in the ordinary course of business during the pendency of the Chapter 11 Cases or reinstated and left unimpaired under the Plan in accordance with their terms as part of the overall settlement embodied in the Plan.

•	Any Claim pursuant to the Company’s outstanding interest rate hedging agreement shall be paid in full in Cash.

•	All other General Unsecured Claims under section 1124 of the Bankruptcy Code shall be unimpaired.

Treatment of Executory Contracts or Unexpired Leases

Except as otherwise provided in the Plan, each Executory Contract and Unexpired Lease not previously assumed, assumed and assigned, or rejected will be deemed automatically assumed pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless any such executory contract or unexpired lease has been expressly rejected.  The Debtors rejected their lease and related agreements to their former office space and one executory contract with a vendor who provided certain information services.

Registration Rights

On or as soon as practicable after the Effective Date, Reorganized Genco and the Registration Rights Parties will enter into the Registration Rights Agreement. The Registration Rights Agreement will provide the Registration Rights Parties who receive 10% or more of New Genco Common Stock under the Plan with demand and piggyback registration rights. All other Registration Rights Parties will have piggyback registration rights only.

Warrants

The New Genco Equity Warrants will be issued pursuant to the terms of the New Genco Equity Warrant Agreement. Each New Genco Equity Warrant will have a 7-year term (commencing on the Effective Date) and will be exercisable for one share of New Genco Common Stock, subject to anti-dilution protection as provided below, reflecting a total implied equity value of $1,295 million for Reorganized Genco. The New Genco Equity Warrants will be exercisable on a cashless basis.  Except as provided in the Plan, any unvested Restricted Genco Equity Interests will be deemed vested automatically on the Effective Date, and holders of Restricted Genco Equity Interests will receive their Pro Rata share of the New Genco Equity Warrants.

Rights Offering

The Company conducted a $100 million Rights Offering as described in Item 1.01 of its Current Report on Form 8-K filed on April 16, 2014, which description is incorporated herein by reference.  The Rights Offering is expected to close on the Effective Date.

Amended and Restated Credit Agreements

On or before the Effective Date, Debtors will enter into the Amended and Restated $253 Million Credit Agreement and the Amended and Restated $100 Million Credit Agreement, and any ancillary documents necessary or appropriate to satisfy the conditions to effectiveness of the Amended and Restated Term Loan Facilities, as applicable.

Securities to be Issued Under the Plan

As of July 2, 2014, 44,449,407 shares of the Company’s common stock were issued and outstanding. On the Effective Date, all outstanding shares of the Company’s common stock will be cancelled.

Shares of New Genco Common Stock will be authorized under the New Genco Charter, and shares of New Genco Common Stock will be issued on the Effective Date and distributed as soon as practicable thereafter in accordance with the Plan.  A total of 61,700,000 shares of New Genco Common Stock are anticipated to be issued under the Plan, as follows:

•	50,062,192 shares of New Genco Common Stock will be issued to Holders of Prepetition 2007 Facility Claims in respect of such claims.

•	4,295,217 shares of New Genco Common Stock will be issued to Holders of Prepetition 2007 Facility Claims pursuant to the Rights Offering.

•	5,158,187 shares of New Genco Common Stock will be issued to Holders of Convertible Note Claims in respect of such claims.

•	1,073,804 shares of New Genco Common Stock will be issued to Holders of Convertible Note Claims pursuant to the Rights Offering.

•	1,110,600 shares of New Genco Common Stock will be issuable under the Management Incentive Plan.

In addition, a total of 3,938,298 New Genco Equity Warrants will be issued under the New Genco Equity Warrant Agreement.  Based on 44,449,407 shares of the Company's common stock outstanding as of July 2, 2014, each such share corresponds to approximately 0.0886 New Genco Equity Warrants.   Furthermore, with respect to future issuances of warrants under the Management Incentive Plan, a total of  approximately 8,557,461 shares of New Genco Common Stock will be reserved.

All stated amounts of New Genco Common Stock to be distributed as set forth in the Plan, and the number of shares of New Genco Common Stock issuable upon exercise of New Genco Equity Warrants and New Genco MIP Warrants and corresponding strike prices, are subject to adjustment by the Debtors in a manner that does not alter the respective percentages the outstanding New Genco Common Stock allocated to any Class or Claim holder, except for immaterial changes resulting from the treatment of fractional shares.  Whenever any payment of a fraction of a share of New Genco Common Stock or a fractional New Genco Equity Warrant would otherwise be required under the Plan, such fraction will be rounded to the nearest whole share or warrant, with half shares or warrants or less being rounded down and fractions in excess of a half of a share or warrant being rounded up.

Employee Matters; Management Incentive Program

The Employment Agreement entered into between the Company and John C. Wobensmith, dated September 21, 2007, as amended to date will be assumed by the Debtors.  All Existing Benefits Agreements will be deemed assumed as of the Effective Date.

The Plan calls for the establishment of a management equity incentive plan (the “MIP”) pursuant to which the directors, officers, and other management of reorganized Genco will receive the following: (i) 1.8% of the shares of the New Genco Equity, subject to dilution by warrants, (ii) the following three tiers of warrants (the “MIP Warrants”): (a) six-year warrants struck at a $1,618 million plan equity value representing 3.5% of the New Genco Equity, (b) six-year warrants struck at a $1,810 million plan equity value representing 3.5% of the New Genco Equity, and (c) six-year warrants struck at a $2,195 million equity value, representing 5.0% of the New Genco Equity. The MIP will vest over three years in equal proportions. The MIP Warrants will be exercisable on a cashless basis, and will be subject to dilution by the exercise of subsequent tranches of warrants.

Corporate Governance Matters

The New Genco Charter and the articles of incorporation of each Debtor will be amended and restated in accordance with the Plan. On the Effective Date, New Genco Charter will, and the articles of incorporation of each Debtor Subsidiary will be amended to, prohibit the issuance of nonvoting equity securities only so long as, and to the extent that, the issuance of nonvoting equity securities is prohibited by the Bankruptcy Code.

As of the Effective Date, the term of the current members of the board of directors of the Debtor will expire without further action by any Person. The initial directors of the New Board are expected to consist of Peter C. Georgiopoulos, Ian Ashby, Eugene I. Davis, James G. Dolphin, Michael J. Leffell, William Manuel and Bao D. Truong.

Third Party Releases

On the Effective Date, pursuant to the Plan (unless otherwise specified in the Confirmation Order), the Debtors and the Reorganized Debtors will be deemed to unconditionally release the Released Parties from certain claims, obligations, rights, suits, damages, Causes of Action, remedies and liabilities in connection with the Chapter 11 Cases.

Certain Other Information

Information as to the assets and liabilities of the Company as of May 31, 2014 is incorporated herein by reference to the Monthly Operating Report for the period from April 21, 2014 through May 31, 2014, filed with the United States Bankruptcy Court for the Southern District of New York, which the Company included as Exhibit 99.1 to its Current Report on Form 8-K filed on June 27, 2014.    In connection with its emergence from the Chapter 11 Cases, the Company may adopt fresh-start accounting.  If the Company adopts fresh-start accounting, its assets and liabilities will be recorded at their fair value as of the fresh-start reporting date. The fair values of the Company’s assets and liabilities as of that date may differ materially from the recorded values of its assets and liabilities as reflected in its historical consolidated financial statements. In addition, the Company’s adoption of fresh-start accounting may materially affect its results of operations following the fresh-start reporting date, as the Company will have a new basis in its assets and liabilities. Consequently, the Company’s historical financial statements may not be reliable indicators of its financial condition and results of operations for any period after it adopts fresh-start accounting. At present, the Company is unable to confirm if fresh-start accounting will be required or the impact that fresh-start accounting would have on its financial condition and results of operations, although such impact may be significant.

The Plan (including the Plan Supplement) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not otherwise subject to the liabilities of that section, and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. The Plan (including the Plan Supplement) may not contain information suitable for making an investment decision with respect to securities of the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The disclosure contained in “Item 1.03. Bankruptcy or Receivership” of this Current Report on Form 8-K related to the departure and appointment of directors is incorporated into this Item 5.02 by reference.

Item 7.01	Regulation FD Disclosure

As previously disclosed in Item 7.01 of its Current Report on Form 8-K filed on April 16, 2014 under the heading "Valuation of the Reorganized Debtors as of June 30, 2014," the Debtors' financial advisor, Blackstone Advisory Partners LP ("Blackstone") estimated the post-confirmation enterprise value of the Debtors to be approximately $1.48 billion, resulting in an implied share price of New Genco Common Stock in a range from approximately $19.42 to $19.52 after accounting for dilution from the New Genco Equity Warrants but before accounting for any subsequent dilution from the MIP.  The discussion of such implied share price in such prior Form 8-K is incorporated herein by reference.

The information set forth under this Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on management’s current expectations and observations and include factors that could cause actual results to differ materially such as:  the Company’s ability to operate its business consistent with its projections generally, including the ability to maintain or increase revenue and cash flow to satisfy its liquidity needs, service its indebtedness and finance the ongoing obligations of its business, and to manage its future operating expenses and make necessary capital expenditures; the Company’s ability to comply with the covenants and conditions under its credit facilities and borrow thereunder; the Company’s ability to timely and effectively implement and execute its plans to restructure its capital structure; the Company’s ability to arrange and consummate financing or sale transactions or to access capital; the loss or reduction in business from the Company’s significant charterers or the failure of the Company’s significant charterers to perform their obligations to the Company; the loss or material downtime of major suppliers; the extent to which the Company’s operating results continue to be affected by weakness in market conditions and charter rates; whether the Company is able to generate sufficient cash flows to meet its liquidity needs, service its indebtedness and finance the ongoing obligations of its business; the Company’s ability to continue as a going concern; the Company’s ability to obtain bankruptcy court approval with respect to motions in the Chapter 11 Cases described in the Company’s Current Report on Form 8-K filed on April 3, 2014; the Company’s ability to consummate the plan of reorganization with respect to the Chapter 11 Cases; the effects of  bankruptcy court rulings in the Chapter 11 Cases and the outcome of the case in general; the length of time the Company will operate under the Chapter 11 Cases; the pursuit by the Company’s various creditors, equity holders and other constituents of their interests in the Chapter 11 Cases; risks associated with third party motions in the Chapter 11 Cases; the potential adverse effects of the Chapter 11 proceedings on liquidity or results of operations; the effects of changes in the Company’s credit ratings; the occurrence of any event, change or other circumstance that could give rise to the termination of any restructuring agreement or equity commitment letter in connection with the Company’s restructuring; increased administrative and restructuring costs related to the Chapter 11 Cases; the Company’s ability to meet current operating needs, including the Company’s ability to maintain contracts that are critical to its operation, to obtain and maintain acceptable terms with its vendors, customers and service providers and to retain key executives, managers and employees and other factors listed from time to time in the Company’s filings with the SEC, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2013 and its subsequent filings on Form 10-Q and Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

The following exhibits are filed herewith:

Exhibit No.	Description

2.1	Confirmation Order, dated July 2, 2014.

2.2	First Amended Prepackaged Plan of Reorganization of the Debtors Pursuant to Chapter 11 of the Bankruptcy Code.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Genco Shipping & Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCO SHIPPING & TRADING LIMITED

DATE: July 7, 2014

/s/ John C. Wobensmith
John C. Wobensmith
Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

2.1	Confirmation Order, dated July 2, 2014.

2.2	First Amended Prepackaged Plan of Reorganization of the Debtors Pursuant to Chapter 11 of the Bankruptcy Code.